EXHIBIT 99.1

CONTACT Intervoice, Inc. Corbin Baumel + 1 (972) 454-8737	FOR IMMEDIATE RELEASE

08-06
Intervoice Announces Unaudited
Fourth Fiscal Quarter and Full Year 2006 Results
Fiscal Year 2006 Revenue of $168.1 million and
Solutions Backlog Up 13 Percent From Third Quarter
DALLAS — April 5, 2006 — Intervoice, Inc. (NASDAQ: INTV) today reported revenues of $40.5 million for its fourth fiscal quarter ended February 28, 2006, and net income of $4.3 million, or $0.11 per diluted share. Revenues for the quarter were down slightly from the prior quarter, while net income was up 19.8 percent, including the effect of current period tax benefits. The Company posted $168.1 million in revenues for its full year ended February 28, 2006, and net income was $16.5 million, or $0.42 per diluted share. Revenues for the full year decreased 8.3 percent from $183.3 million earned in the prior year, and net income was down 26.7 percent from $22.5 million, or $0.59 per diluted share.
The Company had approximately $2.1 million of expenses in the fourth fiscal quarter relating to amortization charges arising from the Company’s purchase of Edify Corporation and from restructuring expenses for severance in connection with organizational changes made at the time of the acquisition that increased total operating costs from the prior quarter. Of this amount, $0.5 million is reflected in solutions cost of goods sold, $0.2 million is included in research and development expenses, $1.2 million is recorded in selling, general and administrative expenses and $0.2 million is reflected as amortization of acquisition related intangible assets. In addition, for the fourth fiscal quarter, the Company’s income tax provision included benefits totaling $6.8 million resulting from the reversal of valuation allowances on certain deferred tax assets and from the resolution of tax contingencies, partially offset by a charge of $0.7 million related to the repatriation of foreign earnings.
The Company’s solutions backlog of $33.9 million at February 28, 2006 was up 13.2 percent from $29.9 million at the end of the third quarter, and down 4.5 percent from the same quarter of the prior year. The backlog for voice automation solution sales in North America was up 27.5 percent sequentially to $17.6 million while the backlog for international solution sales was up slightly to $16.3 million. In addition, cash flow from operations for the fourth fiscal quarter and full year 2006 were $8.0 million and $26.7 million, respectively.
“Although we are disappointed by the decline in revenues this year, I am pleased with the Company’s current cash flow from operations and cash position, even after completing a sizable acquisition during the fourth quarter,” said Craig Holmes, the Company’s Executive Vice President and Chief Financial Officer. “Our continued financial strength and the increased backlog achieved this quarter are encouraging signs for future growth.”
On December 30, 2005 the Company completed its purchase of Edify Corporation, a leading global supplier of interactive voice response solutions, from S1 Corporation (NASDAQ: SONE). This acquisition will strengthen Intervoice’s position in the voice automation market, and the added revenues and resources will enable Intervoice to accelerate the development and delivery of multi-channel, automated information solutions for both its enterprise and network customers.
“The acquisition of Edify is already proving to be a very positive addition for our customers, partners, employees and shareholders,” said Bob Ritchey, the Company’s President & CEO, “Fiscal year 2006 represented a transitional year for Intervoice, however, we believe the Company’s long-term outlook is favorable, and I currently believe revenues for the first quarter of fiscal 2007 will be in the $43 million to $48 million range. I look forward to discussing details of our fiscal year, fourth fiscal quarter and outlook for the future in tomorrow’s conference call with investors.”
The Company has scheduled a conference call for 9:00 a.m. central time on Thursday April 6, 2006, to discuss its fourth fiscal quarter results and its outlook for the future. To participate in the call, dial (719) 457-2727. The conference call confirmation code is 4297900. A webcast and replay of the call will be available at the Company’s Web site: www.intervoice.com.
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward-looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s

Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.
About Intervoice
Intervoice, Inc. (NASDAQ: INTV) provides leading enterprises and network operators with the platform, software, applications and services necessary to optimize the customer experience through voice automation solutions. Omvia®, the open, standards-based Intervoice product suite, offers unparalleled flexibility for advanced multi-media messaging, portal, IVR and payment applications. The Company focuses on enterprise and network markets, providing solutions that improve operational efficiencies, drive revenue and increase customer satisfaction and loyalty. Building on more than 20 years of systems integration and service delivery experience, the Professional Services Agility Suite from Intervoice is designed to provide proven best practices toward design, implementation, and optimization of voice applications. Intervoice systems have been proven in more than 23,000 implementations worldwide at companies across a variety of industries including: Ameritrade, Amtrak, Atmos Energy, Citibank, CSX Transportation, MasterCard, O2, Rogers Wireless, Travelocity, Verizon and Vodafone. A Microsoft Certified Partner and Certified Partner for Learning Solutions, Intervoice is headquartered in Dallas with offices in Europe, the Middle East, South America, Africa and Asia-Pacific. For more information, visit www.intervoice.com.
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INTERVOICE, INC.
CONSOLIDATED BALANCE SHEETS

	(In Thousands, Except Share and Per Share Data)
	February 28, 2006	February 28, 2005
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$42,076	$60,242
Trade accounts receivable, net of allowance for doubtful accounts of $1,701 in fiscal 2006 and $799 in fiscal 2005	25,745	32,605
Inventory	9,439	7,642
Prepaid expenses and other current assets	4,406	4,339
Deferred income taxes	3,047	—

	84,713	104,828

Property and Equipment, net of accumulated depreciation of $59,002 in fiscal 2006 and $54,303 in fiscal 2005	28,893	21,755
Other Assets
Intangible assets, net of accumulated amortization of $17,343 in fiscal 2006 and $15,840 in fiscal 2005	10,284	4,707
Goodwill	32,461	3,401
Long term deferred income taxes	1,330	—
Other assets	454	168

	$158,135	$134,859

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$10,154	$11,485
Accrued expenses	15,176	13,745
Customer deposits	6,157	6,871
Deferred income	32,172	24,448
Current portion of long-term borrowings	—	400
Income taxes payable	484	4,129
Deferred income taxes	270	—

	64,413	61,078

Long-Term Borrowings	—	1,333

Stockholders’ Equity
Preferred stock, $100 par value—2,000,000 shares authorized: none issued
Common stock, no par value, at nominal assigned value—62,000,000 shares authorized: 38,470,087 issued and outstanding in fiscal 2006 and 37,196,216 issued and outstanding in fiscal 2005	19	19
Additional capital	92,050	85,421
Retained earnings (accumulated deficit)	3,558	(12,931)
Accumulated other comprehensive loss	(1,905)	(61)

Stockholders’ equity	93,722	72,448

	$158,135	$134,859

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	February 28,	February 28,	February 28,	February 28,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands, except per share data)
Sales
Solutions	$15,387	$26,477	$78,107	$100,504
Recurring Services	25,152	22,244	89,996	82,754

	40,539	48,721	168,103	183,258

Cost of goods sold
Solutions	10,679	13,119	48,007	52,116
Recurring Services	6,740	7,955	25,534	28,928

	17,419	21,074	73,541	81,044

Gross margin
Solutions	4,708	13,358	30,100	48,388
Recurring Services	18,412	14,289	64,462	53,826

	23,120	27,647	94,562	102,214

Research and development expenses	5,613	4,530	17,918	15,812
Selling, general and administrative expenses	19,861	15,797	66,462	60,265
Amortization of acquisition related intangible assets	472	252	1,228	1,461

Income (loss) from operations	(2,826)	7,068	8,954	24,676
Interest income	464	372	2,245	914
Interest expense	—	(72)	(31)	(585)
Other income (expense)	(323)	(48)	56	60

Income (loss) before taxes	(2,685)	7,320	11,224	25,065
Income taxes (benefit)	(7,029)	102	(5,265)	2,555

Net income	$4,344	$7,218	$16,489	$22,510

Net income per share — basic	$0.11	$0.20	$0.43	$0.62

Shares used in basic per share computation	38,348	36,980	38,064	36,214

Net income per share — diluted	$0.11	$0.18	$0.42	$0.59

Shares used in diluted per share computation	39,081	39,136	39,044	38,461

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Year Ended
	February 28,	February 28,	February 28,	February 28,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)
	(In Thousands)
Operating activities
Net income	$4,344	$7,218	$16,489	$22,510
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,686	1,686	8,602	7,733
Other changes in operating activities	933	5,529	1,631	(4,747)

Net cash provided by operating activities	7,963	14,433	26,722	25,496

Investing activities
Purchases of property and equipment	(3,085)	(2,418)	(13,182)	(7,253)
Purchase of Edify Corporation, net of cash acquired	(34,341)	—	(34,341)	—
Other changes in investing activities	—	—	(300)	—

Net cash used in investing activities	(37,426)	(2,418)	(47,823)	(7,253)

Financing activities
Paydown of debt	—	(8,702)	(1,733)	(19,368)
Premium on debt extinguishment	—	—	—	(5)
Borrowings	—	—	—	8,000
Restricted cash	—	—	—	2,750
Exercise of stock options	760	6,589	3,152	9,207
Exercise of warrants	—	—	2,500	—

Net cash provided by (used in) financing activities	760	(2,113)	3,919	584

Effect of exchange rates on cash	521	(255)	(984)	556

Increase (decrease) in cash and cash equivalents	(28,182)	9,647	(18,166)	19,383

Cash and cash equivalents, beginning of period	70,258	50,595	60,242	40,859

Cash and cash equivalents, end of period	$42,076	$60,242	$42,076	$60,242

Intervoice, Inc.
Revenues by Product and Geography
For the Quarter Ended February 28, 2006
Unaudited
(In thousands)

	North		Rest of
	America		World		Total
Solutions	$6,719	43.7%	$8,668	56.3%	$15,387	100.0%
Customer and Software Support	13,903	75.4%	4,539	24.6%	18,442	100.0%
Managed Services	3,944	58.8%	2,766	41.2%	6,710	100.0%

Total Sales	$24,566	60.6%	$15,973	39.4%	$40,539	100.0%

Voice Automation/IVR					$9,699	23.9%
Network Portal					1,163	2.9%
Messaging					2,353	5.8%
Payment					2,172	5.4%

Total Solutions					15,387	38.0%

Customer and Software Support					18,442	45.5%
Managed Services					6,710	16.5%

Total Recurring Services					25,152	62.0%

Total Sales					$40,539	100.0%

Intervoice, Inc.
Revenues by Product and Geography
For the Year Ended February 28, 2006
Unaudited
(In thousands)

	North		Rest of
	America		World		Total
Solutions	$30,914	39.6%	$47,193	60.4%	$78,107	100.0%
Customer and Software Support	48,158	74.8%	16,248	25.2%	64,406	100.0%
Managed Services	13,002	50.8%	12,588	49.2%	25,590	100.0%

Total Sales	$92,074	54.8%	$76,029	45.2%	$168,103	100.0%

Voice Automation/IVR					$40,653	24.2%
Network Portal					8,580	5.1%
Messaging					19,096	11.4%
Payment					9,778	5.8%

Total Solutions					78,107	46.5%

Customer and Software Support					64,406	38.3%
Managed Services					25,590	15.2%

Total Recurring Services					89,996	53.5%

Total Sales					$168,103	100.0%